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                                                                     Exhibit 5.1

                      KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022-3852


TEL (212)715-9100                                               47, AVENUE HOCHE
FAX (212)715-8000                                                    75008 PARIS
                                                                          FRANCE


                               September 24, 2002


Kroll Inc.
900 Third Avenue
New York, New York 10022


     Re:  Registration Statement on Form S-3
          (Registration No. 333-99203)


Ladies and Gentlemen:

     We have acted as special counsel to Kroll Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 5,500,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), as described in the Registration Statement.

     In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, the by-laws of the Company, resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents reviewed by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and
(ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Company.

     Based on the foregoing, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable.


     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                   Very truly yours,



                                   Kramer Levin Naftalis & Frankel LLP